(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Separate Portfolios Trust

We consent to the use of our report dated July 27, 2016, with respect to the financial statements of Voya Target Retirement 2020 Fund (formerly, Voya Retirement Solution 2020 Fund), Voya Target Retirement 2025 Fund (formerly, Voya Retirement Solution 2025 Fund), Voya Target Retirement 2030 Fund (formerly, Voya Retirement Solution 2030 Fund), Voya Target Retirement 2035 Fund (formerly, Voya Retirement Solution 2035 Fund), Voya Target Retirement 2040 Fund (formerly, Voya Retirement Solution 2040 Fund), Voya Target Retirement 2045 Fund (formerly, Voya Retirement Solution 2045 Fund), Voya Target Retirement 2050 Fund (formerly, Voya Retirement Solution 2050 Fund), Voya Target Retirement 2055 Fund (formerly, Voya Retirement Solution 2055 Fund), Voya Target Retirement 2060 Fund, and Voya In-Retirement Fund (formerly, Voya Retirement Solution Income Fund), each a series of Voya Separate Portfolios Trust, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

September 26, 2016